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                                                                Exhibit 5(a)(i)

                                                               October 31, 2005

New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, New York 11590

         Re: Registration Statement on Form S-3 filed on October 31, 2005, with respect to an aggregate of up to $1,000,000,000 of debt securities, common stock, preferred stock, warrants to purchase other securities, depositary shares, stock purchase contracts and stock purchase units, trust preferred securities issued by trusts sponsored by NYCB and related guarantees, and units of such securities.

Ladies and Gentlemen:

         We have acted as counsel to New York Community Bancorp, Inc. (the "Company") in connection with the registration by the Company of up to an aggregate of $1,000,000,000 of securities (the "Securities"), consisting of any of the following: (1) debt securities (the "Debt Securities"), (2) common stock (the "Common Stock"), (3) preferred stock (the "Preferred Stock"), (4) warrants to purchase other securities (the "Warrants"), (5) depositary shares (the "Depositary Shares"), (6) stock purchase contracts (the "Stock Purchase Contracts"), (7) Stock Purchase Contract units (the "Stock Purchase Units"), (8) trust preferred securities issued by Trusts sponsored by the Company and related guarantees by the Company (the "Guarantees"), and (9) units of the immediately preceding securities (the "Units"). The registration of the Securities is set forth in the Registration Statement on Form S-3 (the "Registration Statement") which is being filed on the date hereof with the Securities and Exchange Commission by the Company pursuant to the Securities Act of 1933, as amended (the "Act"). This opinion letter is Exhibit 5(a)(i) to the Registration Statement.

         The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectuses contained therein (each, a "Prospectus") and any amendments or supplements thereto.

         Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective under the Act by order of the Securities and Exchange Commission, (2) the terms of any class or series of such Securities have been authorized by appropriate corporate action of the Company, and (3) such Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such

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New York Community Bancorp, Inc.
October 31, 2005
Page 2

Prospectus and the corporate action of the Company's Board of Directors authorizing the issuance and sale of such Securities, then (a) any such Debt Securities, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units, Guarantees and Units, as the case may be, will be validly authorized and issued and binding obligations of the Company, and (b) any such shares of the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable.

         In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than those of the State of Delaware, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

         This opinion is rendered to you and for your benefit solely in connection with the registration of the securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the securities and to the filing of a copy of this opinion as Exhibit 5(a)(i) to the Registration Statement. This opinion should not be quoted in whole or in part without the prior written consent of this firm, nor is this opinion letter to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

                                    Very truly yours,

                                    /s/ MULDOON MURPHY & AGUGGIA LLP

                                        MULDOON MURPHY & AGUGGIA LLP